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AFTER RECORDING MAIL TO:                 )
FIRST NATIONAL BANK OF FARMINGTON        )
100 East Broadway                        )
Farmington, New Mexico 87401             )
                                         )
MAIL TAX BILLS TO:                       )
[To the above address.]                  )
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Exhibit A:  Title Exceptions
Exhibit B:  Legal Description of Animas Valley Mall

                            SPECIAL WARRANTY DEED

ANIMAS VALLEY MALL ASSOCIATES, an Illinois general partnership (the "GRANTOR")

for and in consideration paid, grants to FIRST NATIONAL BANK OF FARMINGTON, a national banking association (the "GRANTEE") whose address is First National Bank Building, 100 East Broadway, Farmington, New Mexico the following described real estate (the "Property") in San Juan County, New Mexico, to wit:

      Lot Five (5) of a Replat of the Animas Valley Mall in the City of Farmington, San Juan County, New Mexico as shown on plat of survey filed for record in the Office of the San Juan County Clerk on September 30, 1983 as Reception No. 28550 and recorded in Plat Book/Page A-47. Tax Assessment
Number: 20316

with special warranty covenants, subject to the exceptions (the "Title Exceptions") as contained in Exhibit "A" attached hereto and incorporated herein.

AND FURTHER SUBJECT TO THE FOLLOWING, which provisions shall be binding on GRANTEE and its successors and assigns, including without limitation, any successive owners, tenants and other occupants of the Property:

A. GRANTEE'S CONSTRUCTION DOCUMENTS: Within sixty (60) days from the date of this deed, GRANTEE shall submit to GRANTOR, for GRANTOR'S review and approval, a complete set of building, sitework and landscape construction documents (the "Construction Documents") containing specific information as required in GRANTOR'S Peripheral Land Minimum Standards for Development - Exhibit D to the Real Estate Sale and Purchase Agreement, dated June 30, 1993 made by GRANTEE and GRANTOR. GRANTOR shall have fifteen (15) business days within which to review and approve the Construction Documents and specify its reasons for disapproval, if any. GRANTOR shall not unreasonably withhold its approval to any such Construction Documents provided that it shall be reasonable for GRANTOR to make objections thereto if any applicable governmental body is not in agreement with the Construction Documents or the development and construction intended by GRANTEE. If written objections are not given by GRANTOR to GRANTEE within fifteen (15) business days of GRANTOR'S receipt of the Construction Documents, the Construction Documents shall be deemed approved by GRANTOR. GRANTOR, as of the date hereof, has reviewed and approved the Site Plan, dated July 22, 1993, prepared by Bankdesign & Construction Corp., of El Paso, Texas. Approval by GRANTOR of the Construction Documents shall not be deemed to constitute a warranty or representation by GRANTOR regarding the suitability of the Construction Documents for the uses intended by GRANTEE nor compliance with the Construction Documents with the requirements of applicable codes, rules or regulations of any governmental agencies and construction intended by GRANTEE.

B. GRANTEE'S CONSTRUCTION OF SITE IMPROVEMENTS: GRANTEE agrees to commence construction on the Property within twelve (12) months after the recording date of this deed, subject to unavoidable delays ("Unavoidable Delays"). Unavoidable Delays shall be defined as delays caused by governmental orders or edicts; governmental rationing or allocation of materials; strikes, lock-outs, fires, acts of God, disasters, riots, unreasonable delays in transportation, shortages of labor or material or any other cause beyond the reasonable control of GRANTEE. GRANTEE further agrees that upon commencement of construction, GRANTEE shall proceed with due diligence to complete all improvements no later than twelve (12) months after commencement of construction, subject to Unavoidable Delays. GRANTEE'S construction shall be in a good and workmanlike manner and in substantial compliance with the Construction Documents which have been approved by GRANTOR and with all applicable laws and ordinances of governmental bodies having jurisdiction over the Property.

      In the event GRANTEE shall fail to commence construction within the time period set forth above (or as may be extended by Unavoidable Delays), GRANTEE agrees to use its best efforts to sell the Property to a bonafide purchaser who will commit to commence development on the Property within a reasonable period of time thereafter. If any buildings on the Property are under construction for a period of more than twelve (12) months and GRANTEE is not proceeding to complete construction with due diligence, or, in the event such buildings have been constructed and are vacant and unoccupied for a period of more than six (6) months, and in the event GRANTEE is failing to maintain the Property, then upon written demand of GRANTOR, GRANTEE shall raze and remove such buildings from the Property and shall landscape the Property in a sightly manner consistent with the then-current landscaping standards at "Animas Valley Mall".

C. GRANTEE'S INTENDED USE OF THE PROPERTY: GRANTEE warrants that as of the date hereof its intended use of the Property is for a commercial bank with drive-through facility and commercial office. GRANTEE agrees that for a period of five (5) years from the date of recording of this deed the Property shall be used only for a commercial bank with drive-through facility and commercial office and for no other purpose, without the prior written consent of GRANTOR, which consent shall not be unreasonably withheld.

D. GRANTOR'S RIGHT OF FIRST REFUSAL: In the event GRANTEE receives an offer from an unrelated third party in an arms-length transaction ("bona fide purchaser" or "BFP") to purchase the Property or any portion thereof prior to the completion of GRANTEE'S intended improvements and the commencement of GRANTEE'S intended business activities thereon ("Offer to Purchase"), GRANTOR shall have the first right ("Right of First Refusal") to purchase the Property or portion thereof upon the same terms and conditions as set forth in the Offer to Purchase. When the Offer to Purchase the Property is made by a BFP and is contemplated by GRANTEE, GRANTEE shall first offer the Property or portion thereof to GRANTOR in writing and GRANTEE shall notify GRANTOR of (i) the offer price of the Property or portion thereof, (ii) the terms and conditions of the Offer to Purchase, and (iii) the proposed closing date with respect thereto which shall not be less than thirty (30) days after the date of GRANTEE'S notice to GRANTOR (the "Notice of First Refusal"). GRANTOR shall have twenty-one (21) days from and after receipt of the Notice of First Refusal to elect to purchase the Property or portion thereof substantially in accordance with the terms and conditions of the Notice of First Refusal. In the event GRANTEE does not receive GRANTOR'S written election to purchase the Property within said twenty-one (21) day period, GRANTEE shall have the right to negotiate and sell the Property or portion thereof to the BFP upon the same terms and provisions set forth in the Notice of First Refusal. If GRANTEE and the BFP do not consummate the sale and purchase on the terms set forth in the Notice of First Refusal, GRANTOR shall again have the Right of First Refusal with respect to any amended or modified terms agreed to with the prospective purchaser, or any subsequent offer received by GRANTEE for the Property or portion thereof.

      GRANTOR shall not be entitled to any Right of First Refusal as set forth in this Paragraph D with respect to (i) any sale/leaseback transaction; or
(ii) mortgage or other alternative financing arrangement with an institutional lender conveying the Property as security (or foreclosure or deed in lieu of foreclosure thereunder). In no event shall the Right of First Refusal extend beyond the earlier to occur of: (a) ten (10) years after the recording date of this deed; or (b) the completion of GRANTEE'S intended improvements and the commencement of GRANTEE'S business activities on the Property.

E. GRANTEE'S RIGHT OF FIRST REFUSAL: The "GRANTEE'S First Refusal Term" shall start on the recording date of this deed and shall end on the earlier to occur (i) five (5) years after the recording date of this deed; or (ii) once an Offer Notice has been given to GRANTEE. In the case of the latter, GRANTEE agrees to execute and deliver to GRANTOR a release, in recordable form, terminating this right. GRANTOR agrees that if at any time within the GRANTEE'S First Refusal Term, GRANTOR desires to lease or sell space (the "Other Space") in Animas Valley Mall (the "Center") the legal description of which is set forth in Exhibit "B", to a financial institution (other than GRANTEE) to use as a commercial bank facility, night depository and/or automated teller machine(s) GRANTOR shall first deliver a notice (the "Office Notice") to GRANTEE setting forth the terms upon which GRANTOR intends to lease or sell, as the case may be, the Other Space to third parties. GRANTEE shall then have a period of ten (10) business days after receipt of the Offer Notice (the "Election Period") within which to elect to lease or purchase the Other Space on the terms set forth in the Offer Notice, such election to be made in a written notice delivered to GRANTOR within the Election Period. If GRANTEE and GRANTOR fail to enter into a lease or purchase agreement for the Other Space within thirty (30) days after such election, GRANTOR shall have the right to lease or sell, as the case may be, the Other Space to another party.

      The right of first refusal as contained in this Paragraph E shall expire and terminate with respect to all space in the Center and will be of no further force and effect after the GRANTEE'S First Refusal Term ends.

F. Any notice which a party is required or desires to give under this Deed shall be in writing and either personally delivered or sent by United States certified mail, return receipt requested, addressed as follows:

      IF TO GRANTOR:

            Animas Valley Mall Associates
            c/o JMB Retail Properties Co.
            900 North Michigan Avenue
            Chicago, Illinois 60611
            Attn:  Portfolio Manager

      with a copy to:

            JMB Retail Properties Co.
            900 North Michigan Avenue
            Chicago, Illinois 60611
            Attn: Law Department

      IF TO GRANTEE:

            First National Bank of Farmington
            100 East Broadway
            Farmington, New Mexico 87401
            Attn:  President

      Either party may designate a different address for itself by notice similarly given. Notices shall be effective three business days after mailing as aforesaid.

G. The rights and obligations of GRANTOR under this deed (except under Paragraph D hereof) shall inure to the benefit of and shall bind GRANTOR, its successors and assigns which acquire GRANTOR'S interest in and under Animas Valley Mall Operating Agreement (defined in Exhibit "A" hereto).

      If GRANTOR shall convey or otherwise transfer its interest under the Animas Valley Mall Operating Agreement to another party, such other party shall thereupon succeed to the rights and obligations of GRANTOR (except those arising under Paragraph D hereof) and from and after the date of such conveyance, the transferring grantor shall be free of all liabilities and obligations.

      The rights and obligations of GRANTOR under Paragraph D of this deed shall inure to and shall bind GRANTOR, its successors and assigns which acquire title to the Outparcel. If GRANTOR shall convey or otherwise transfer its interest in the Outparcel to another party, such other party shall thereupon succeed to the rights and obligations of GRANTOR under Paragraph D of this deed, and from and after the date of such conveyance, the transferring grantor shall be free of all liabilities and obligations.

H. Notwithstanding anything contain herein to the contrary, GRANTEE shall not perform or permit any construction work to occur during the period commencing the day of closing and ending on January 10, 1994.

I. GRANTEE, its successors and assigns shall pay to GRANTOR, it successors and assigns an annual payment (the "Maintenance Contribution") as a contribution for costs related to the maintenance and repair of the ring road of the Center and common areas of the Center. The Maintenance Contribution shall be $2,000.00 for the year 1994 and shall be prorated as of the date of closing. Thereafter the Maintenance Contribution shall be increased as of each January 1st by four percent (4%) per year commencing with January 1, 1995. The Maintenance Contribution shall be payable in monthly installments without notice (or, upon notice from GRANTOR at its option, on a quarterly, semi-annual or annual basis) in advance on the first day of each month (or other period).

      GRANTEE may not waive or otherwise escape liability for the Maintenance Contribution by reason of non-use of the ring road, common areas or areas remaining under control of GRANTOR or by reason of non-use or abandonment of the Property. Any payment of the Maintenance Contribution which is not paid when due shall bear interest from the date due at a rate of interest that is four percent (4%) above the generally recognized "prime rate" (or equivalent thereof) in effect in Farmington, New Mexico from time to time (unless such rate is determined to exceed the highest rate allowed by law in which case the interest rate shall be the highest rate allowed by law).

      The Maintenance Contribution together with interest thereon, if any, and costs of collection thereof (including reasonable attorneys' fees) shall be a charge and continuing lien upon the Property. No sale or transfer of the Property shall relieve GRANTEE from liability for any payments of the Maintenance Contribution then due or from the lien thereof.

      Nothing herein shall require GRANTOR to operate a ring road, common areas or shopping center or other facility on the Center. If at any time there is no road or facility across or on the Center which provides access between the Property and the public highway abutting the Property, then the Maintenance Contribution shall not be payable unless at some future time access is again provided, in which case the Maintenance Contribution shall again be payable as herein provided. If in the exercise of any of the foregoing rights GRANTOR ceases to maintain or operate a road providing access between the Property and one of the public roads surrounding the Center, GRANTEE shall have the right to maintain and operate a paved road providing such access at GRANTEE'S sole cost and expense at a location and in a manner reasonably satisfactory to GRANTOR, provided that GRANTEE shall notify GRANTOR in writing at least thirty (30) days in advance (except in the case of emergencies) of any work GRANTEE intends to perform on the Center in connection with the foregoing.

IN WITNESS WHEREOF, the said GRANTOR and GRANTEE have signed and sealed these presents this 1st day of December, 1993.

GRANTOR:

ANIMAS VALLEY MALL ASSOCIATES,
an Illinois general partnership

BY:   JMB INCOME PROPERTIES, LTD.-X,
      an Illinois limited partnership
      Managing Partner

      BY:   JMB REALTY CORPORATION,
            a Delaware corporation,
            Managing General Partner

            BY:   DOUGLAS J. WELKER
                 __________________________________
                  Douglas J. Welker

            ITS: VICE PRESIDENT


STATE OF ILLINOIS )
                       )ss:
COUNTY OF COOK    )

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that Douglas J. Welker, as Vice President of JMB REALTY CORPORATION, a Delaware corporation, the Managing General Partner of JMB INCOME PROPERTIES, LTD.-X, an Illinois limited partnership the Managing Partner of ANIMAS VALLEY MALL ASSOCIATES, an Illinois general partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President appeared before me this day in person and acknowledged that he signed and delivered said instrument as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Give under my hand and Notarial Seal this ____ day of ____________, 1993.

_______________________________________________
Notary Public

Commission Expiration:__________________________

GRANTEE:

FIRST NATIONAL BANK OF FARMINGTON,
a national banking association

By:   ________________________________________
            James D. Rose

Its:  Executive Vice President



                               ACKNOWLEDGEMENT


STATE OF New Mexico    )
                       )ss:
COUNTY OF __________   )

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that James D. Rose as Executive Vice President of First National Bank of Farmington, a national banking association are personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, he appeared before me this day in person and acknowledged that he signed and delivered said instrument as his free and voluntary act, and as the free and voluntary act of said national banking association, for the uses and purposes therein set forth.

Give under my hand and Notarial Seal this ____ day of ____________, 19_____.

_____________________________________________________
Notary Public

Commission Expiration:_______________________________













This instrument was prepared in Chicago, IL. by: Kathleen A. Furlong, Esq. of Pircher, Nichols & Meeks, 900 North Michigan Avenue, #2860, Chicago, Illinois 60611. (312/915-3114)

                                  EXHIBIT A
                              TITLE EXCEPTIONS

1. Easements, rights, claims, terms or conditions arising from or created by that certain Operating Agreement executed by Animas Valley Mall et al. recorded in Book 911, Page 569 and Assignment thereof, recorded in Book 979, Page 22 of the Records of San Juan County (said Operating Agreement, together with all amendments and modifications thereof is called the "Animas Valley Mall Operating Agreement").

2. Reservations contained in the Patent from the State of New Mexico recorded in Book 295, Page 35 of the Records of said County; including title to all of the oil, gas and other minerals and mineral substances, and all rights privileges and easements appurtenant thereto.

3.    Easements across said Lot as shown on the recorded subdivision plat.

4. Access to US 550 and English Road restrictions as set forth on the recorded subdivision plat.

5. Right of first refusal for future financing as set forth in mortgage recorded in Book 982, Page 576 of the Records of said County.

6. Underground telephone line right of way across the Easterly side and overhead power line right of way across the most Northerly corner of said Lot, as shown on the survey plat prepared by Cheney-Walters-Echols, Inc., dated November 15th, 1993.

7. Taxes and assessments for the year 1994 as shown by Statement No. 20316 not yet due and payable and subsequent years.

                                 EXHIBIT "B"
                   LEGAL DESCRIPTION OF ANIMAS VALLEY MALL



Lots 7 and 8 of a Replat of the Animas Valley Mall in the City of Farmington, San Juan County, New Mexico as shown on Plat of survey filed for record in the Office of the San Juan County Clerk on September 30, 1983 as Receiption No. 28550 and Recorded in the Plat Book/Page A-47.